Exhibit 23.1



                         Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement pertaining to the CARBO Ceramics Inc. Savings and Profit Sharing Plan of our report dated February 20, 2004, with respect to the consolidated financial statements of CARBO Ceramics Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP


New Orleans, Louisiana
March 12, 2004